UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                           --------------------------


                                    FORM 8-K

                                 CURRENT REPORT

                        Pursuant to Section 13 or 15 (d)
                     of the Securities Exchange Act of 1934

                           --------------------------


                                  MARCH 2, 2001

                        (DATE OF EARLIEST EVENT REPORTED)

                         UNITED SYSTEMS TECHNOLOGY, INC.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

       IOWA                       0-9574                   42-110279
(STATE OR OTHER JURISDICTION   (COMMISSION             (I.R.S. EMPLOYER
   OF INCORPORATION)            FILE NUMBER)         IDENTIFICATION NUMBER)

                           1850 CROWN ROAD, SUITE 1109
                              DALLAS, TEXAS 75234
                                 (972) 402-8600

          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND TELEPHONE NUMBER)
                                 (972) 402-8600

              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On March 2, 2001, USTI Canada, Inc, a wholly owned subsidiary of United Systems Technology, Inc (USTI) acquired the Municipal Application Suite (MAS) software from Ever America Corporation, doing business as JPH International
(JPHI). This transaction includes all rights to the MAS software owned by JPHI, contracts for Software Support, and all accounts receivable related to the MAS business unit. The purchase price was $204,400 CDN plus the assumption of certain Customer Support obligations for the remainder of 2001.

     The consideration utilized by USTI Canada for this transaction consisted of amounts used from the cash balances of the company.

     The acquisition was arrived at through an arm's-length transaction between USTI Canada and Ever America Corporation. There is no material relationship between Ever America Corporation and USTI or any of its affiliates, directors or officers, or associates thereof.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (A)      FINANCIAL STATEMENT OF THE BUSINESS ACQUIRED.

                  Financial statements required, if any, will be filed in an amended 8-K.

         (B)      PRO FORMA FINANCIAL STATEMENTS.

                  Pro forma financial statements required, if any, will be filed in an amended 8-K.

         (C)      EXHIBITS

                  The following documents are filed as exhibits herewith, unless otherwise specified, and are incorporated herein by this reference.

                  99.1 Press Release dated March 2, 2001
                  99.2 Asset Purchase Agreement Between Ever America Corp.
                       and USTI Canada, Inc.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                         UNITED SYSTEMS TECHNOLOGY, INC.

DATE: MARCH 19, 2001                 BY: /S/ RANDALL L. MCGEE_________
                                             Randall L. McGee, Secretary
                                              and Treasurer (Principal Financial
                                              and Accounting Officer)

                                  EXHIBIT 99.1

                                                          PRESS RELEASE

  FOR IMMEDIATE RELEASE  MARCH 2, 2001

  CONTACT                MR. RANDY MCGEE
                         VICE PRESIDENT - FINANCE
                         (972) 402-8600

UNITED SYSTEMS TECHNOLOGY, INC. ANNOUNCES PURCHASE OF THE MUNICIPAL APPLICATION SOFTWARE FROM JPH INTERNATIONAL

     DALLAS, TX: USTI Canada, Inc, a wholly owned subsidiary of United Systems Technology, Inc (USTI) announced today that it has acquired the Municipal Application Suite (MAS) software from Ever America Corporation, doing business as JPH International (JPHI). This transaction includes all rights to the MAS software owned by JPHI, contracts for Software Support, and all accounts receivable related to the MAS business unit. The purchase price was $204,400 CDN plus the assumption of certain Customer Support obligations for the remainder of 2001.

     With the addition of the over 100 JPHI installations, USTI has more than 400 Canadian customers and over 1,700 US customers for their multiple local government product lines. This acquisition positions USTI as one of the largest providers of local government financial and property tax software in the Province of Ontario.

     This Press Release contains forward-looking statements, other than historical facts, which reflect the view of Company's management with respect to future events. Such forward-looking statements are based on assumptions made by and information currently available to the Company's management. Although management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from such expectations include, without limitation, the ability of the Company i) to generate levels of revenue and adequate cash flows from its operations to support and maintain its current cost structure and ii) to develop and deliver products that are competitive, accepted by its markets and are not rendered obsolete by changing technology. The forward-looking statements contained herein reflect the current views of the Company's management with respect to future events and are subject to these factors and other risks, uncertainties and assumptions relating to the operations, results of operations and financial position of the Company. The Company assumes no obligation to update the forward-looking statements or to update the reasons actual results could differ from those contemplated by such forward-looking statements.

     USTI develops, markets and supports application software for local governments and rural water districts. The software applications operate in IBM midrange, network and single user PC platforms. USTI and its subsidiaries have over 2,100 installations in the United States and Canada.

                                  Exhibit 99.2

                            ASSET PURCHASE AGREEMENT

                                     BETWEEN

                               EVER AMERICA CORP.

                                       AND

                                USTI CANADA INC.

                            ASSET PURCHASE AGREEMENT

THIS AGREEMENT is made as of the 2nd day of March, 2001.
BETWEEN:

                           EVER AMERICA CORP., a corporation incorporated under the laws of Canada
                           (the  "Vendor")

                           - and -

                           USTI CANADA INC., a corporation incorporated under the laws of the Canada
                           (the "Purchaser")

RECITALS:

A. The Vendor wishes to sell certain assets and the Purchaser wishes to purchase those assets on and subject to the terms and conditions of this Agreement.

     NOW THEREFORE this Agreement witnesses that in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto covenant and agree as follows:

                                 INTERPRETATION

1.01 DEFINITIONS In this Agreement the following terms and expressions will have the following meanings:

"AGREEMENT" means this agreement and all schedules attached to this agreement, in each case as they may be amended or supplemented from time to time, and the expressions "hereof", "herein", "hereto", "hereunder", "hereby" and similar expressions refer to this agreement; and unless otherwise indicated, references to Articles and sections are to Articles and sections in this agreement, references to Schedules are to Schedules attached to this agreement; "BUSINESS means the division of the Vendor which undertakes the development, manufacture, assembly, marketing and sale of the software called the Municipal Application Suite; "BUSINESS DAY" means any day, other than Saturday, Sunday or any statutory holiday in the Province of Ontario ;

"CLAIM" has the meaning given to that term in section 9.03;

"CLOSING" means the completion of the sale and purchase of the Purchased Assets pursuant to this Agreement at the Time of Closing;

"CLOSING DATE" means the 2nd day of March, 2001 or such earlier or later date as may be agreed upon in writing by the parties;

"CONTRACTS" means those contracts, agreements and obligations described in Schedule 1.01(g);

"CUSTOMERS"  means those  Persons listed  in the  attached  Schedule  1.01(h);

"EMPLOYEES" means those persons employed by the Vendor and to be transferred to the Purchaser on the Closing Date that are engaged in the Business and listed in the attached Schedule 1.01(i);

"ENCUMBRANCE" means any security interest, lien, charge, pledge, encumbrance, mortgage, adverse claim or title retention agreement of any nature or kind;

"EXCLUDED  ASSETS" has the meaning given to that term in section 2.02;

"INDEMNIFIED  PARTY" has the meaning  attributed  to that term in section  9.03;

"INDEMNIFYING  PARTY" has the meaning  attributed  to that term in section 9.03;

"INTELLECTUAL PROPERTY" means all source code, technical information, and materials in whatever form or media recording or evidencing technology or proprietary information used in or relating to the Product, and includes: all rights and interests in and to all copyrights, trade names, and logos used in or relating to the Business in any jurisdiction; all computer source code and documentation used in the Business, including all related instructions, specifications, documentation, revisions, enhancements and modifications thereto, in whatever form and media; all software agreements, and licenses relating to the Business; and all improvements and ideas, confidential information, computer language instructions, compilations, derivative works and other works (whether copyrightable or not in any jurisdiction), relating to the Product;

"LOSSES" in respect of a matter means all claims, demands, proceedings, losses, damages, liabilities, deficiencies, costs and expenses (including all legal and other professional fees and disbursements, interest, penalties and amounts paid in settlements) arising directly or indirectly as a consequence of that matter, but not including consequential damages or loss of profit incurred by any of the Purchaser or the Vendor;

"ORIGINAL CLAIM" has the meaning given to that term in section 9.03;

"PERSON" means any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, company or Vendor with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency, authority or entity however designated or constituted;

"PRODUCT" means the software product called the Municipal Application Suite more particularly described in Schedule 1.01(r);

"PURCHASE  PRICE" has the meaning given to that term in section 2.03;

"PURCHASED  ASSETS" has the meaning given to that term in section 2.01;

"SUPPORT OBLIGATIONS" means the obligations undertaken by the Vendor to provide support for the Customers in accordance with the Support Policy attached hereto in Schedule 1.01(u);

"THIRD PARTY" has the meaning given to that term in section 9.05;

"THIRD PARTY CLAIM" has the meaning given to that term in section  9.03;  and

"TIME OF CLOSING" means 10:00 a.m., Waterloo time, on the Closing Date or such other time on the Closing Date as may be agreed upon in writing by the parties.

SCHEDULES. The following schedules attached to this Agreement shall, for the purposes hereof, form part of this Agreement:

         Schedule 1.01(g)           Contracts
         Schedule 1.01(h)           Customers
         Schedule 1.01(i)           Employees
         Schedule 1.01(r)           Product
         Schedule 1.01(u)           Support Obligations
         Schedule 2.01              Purchased Assets
         Schedule 2.05              Allocation of Purchase Price
         Schedule 2.08              Vendor's Trade Payables
         Schedule 4.01(c)           Encumbrances
         Schedule 4.01(f)           Consents and Approvals

     1.02 BEST OF KNOWLEDGE. Any reference in this Agreement to "the best of the knowledge of the Vendor" or "the best of the knowledge and belief of the Vendor" will mean the actual knowledge of J. Paul Haynes, Colleen Peffers, and Graham Somerville, or the knowledge which they would have had if they had conducted a reasonably prudent inquiry into the relevant subject-matter.

     1.03 MATERIALITY. In this Agreement "material", when used as an adjective, means any breach, default or deficiency in the satisfaction of any covenant, representation or warranty so described that might reasonably give rise individually or in the aggregate to an aggregate remedial cost (excluding consequential loss and loss of profit) of more than $25,000.00.

     1.04 HEADINGS, TABLE OF CONTENTS, GENDER AND NUMBER The inclusion of headings and a table of contents in this Agreement is for convenience of reference only and shall not affect the construction or interpretation hereof. In this Agreement, unless the context requires otherwise, words importing the singular include the plural and vice versa and words importing gender include all genders.

     1.05 CURRENCY Except where otherwise expressly provided, all amounts in this Agreement are stated and shall be paid in Canadian currency.

     1.06 ACKNOWLEDGEMENT. Each party hereto acknowledges that it and its legal counsel have reviewed and participated in the negotiation and settlement of the terms of this Agreement.

                                PURCHASE AND SALE

     1.07 PURCHASE AND SALE OF ASSETS. Subject to the terms of this Agreement, at the Closing the Vendor shall sell and the Purchaser shall purchase all the property, assets and rights used by the Vendor in carrying on the Business, other than the Excluded Assets, as a going concern with all related goodwill including:

     All right, title and interest of the Vendor in the line of business known as the Municipal Application Suite ("MAS") including MAS software source programs, compilers, intellectual property rights, related trade names, customer lists, contracts, agreements, commitments including all rights and benefits relating thereto and goodwill relating to the Business. The MAS product line consists of General Ledger, Accounts Payable, Accounts Receivable, Inventory, Purchase Order, Budget, Property and Tax, Water Billing, Building Permits, Cashiering/Cash Receipts and Payroll and the current version level is 3.0;

     All supplies on hand used day to day to provide MAS support including any special government forms and paper, manuals, technology licenses of BBx development and runtime licenses, Reflection terminal emulator, SCO Unix, Unix tools, pcANYWHERE and any other software licenses used in the day to day support operations;

     The UNIX support server, UNIX training server, local area networking equipment, desktop PCs, line printers, dumb terminals used for training and the operation of the business and more particularly described in Schedule 2.01;

     The office furniture more particularly described in Schedule 2.01;

     All current and historical books and records related exclusively to the Business as may be required to carry on the Business;

     With respect to trade accounts receivable (other than Excluded Assets) for any services or deliverables to be delivered after March 1, 2001, such trade accounts shall become the property of USTI Canada. With respect to trade accounts receivable with respect to service and deliverables completed and delivered at March 2, 2001 (other than Excluded Assets), the first $100,000.00 collected from such accounts (excluding GST and PST) shall be the property of the Purchaser, and the balance, in the event that such accounts are in excess of $100,000.00, shall be the property of the Vendor. If the trade account receivable balance (the "AR Balance") is less than $100,000.00 at the close of business on the Business Day preceding the Closing Date, then the amount of the difference between $100,000.00 and the AR Balance shall be a reduction of the Purchase Price.

     Any uncollected receivables related to the trade accounts receivable as at March 2, 2001 if subsequently collected by the Purchaser will be paid to the party that has the right thereto in accordance with the foregoing, provided that if there is a Purchase Price adjustment then the Vendor shall receive any receivables collected in excess of the amount being $100,000.00 less the AR Balance;

     (g) The benefit of any prepaid expenses paid by the Vendor prior to the Closing Date with respect to the Business;

(the "Purchased Assets").

EXCLUDED ASSETS. The Purchased Assets do not include:

     (a) the trade accounts receivable related to the annual support billings covering the period with an effective start date of January 1, 2001 or earlier;

     (b) all tax rebates in respect of the Business and relating to the period prior to the Closing Date; and

     (c) all other assets of the Vendor.

which assets are referred to in this  Agreement as the "Excluded  Assets".

     PURCHASE PRICE. The aggregate price (the "Purchase Price") to be paid by the Purchaser to the Vendor for the Purchased Assets shall be $727,570.00, subject to any adjustment that may be required as provided in Section 2.01(f), plus the amount of any prepaid expenses referred to in Section 2.01(g). The Purchase Price will be satisfied by the payment referred to in Section 2.04.

     PAYMENT OF PURCHASE PRICE. The Purchaser shall pay at Closing the Purchase Price to or to the order of the Vendor, by negotiable cheque certified by a Canadian chartered bank or Canadian trust company or an official bank draft drawn on a Canadian chartered bank;

     ALLOCATION OF PURCHASE PRICE. The Vendor and the Purchaser agree to allocate the Purchase Price among the Purchased Assets in accordance with
Schedule 2.05 and to report the sale and purchase of the Purchased Assets for all federal, provincial and local tax purpose in a manner consistent with this allocation.

     TRANSFER TAXES. The Purchaser shall be liable for and shall pay, directly to the government authority, all federal and provincial sales taxes exigible in the Province of Ontario, properly payable upon and in connection with the transfer of the Purchased Assets by the Vendor to the Purchaser with respect to those items included in the Purchased Assets that are subject to such sales tax including GST. The Purchaser agrees to indemnify and hold the Vendor harmless with respect to such sales taxes and any penalties, costs and expenses in the event that such sales taxes are not paid as required by applicable law.

     In the event that the Purchaser is required to pay Provincial Sales Tax (Ontario) with respect to those Purchased Assets as a result of an assessment by the Province of Ontario, then the Vendor shall indemnify the Purchaser to the extent of such tax payable by the Purchaser with respect to such assets.

     COLLECTION OF ACCOUNTS RECEIVABLE. The Purchaser shall collect the accounts receivable outstanding at the Closing Date after closing and any amounts collected in excess of $100,000.00 or otherwise payable to the Vendor as provided in this Agreement shall be remitted by the Purchaser to the Vendor within thirty (30) day of receipt of such amounts by the Purchaser.

     The Vendor shall have the right upon not less than three (3) Business Days' notice to inspect the books and records of the Purchaser to review and confirm to its satisfaction the amount of the receivables collected by the Purchaser. In exercising such right the Vendor may have up to two representatives complete such review. In the event that such review undertaken by the Vendor indicates that the Purchaser has underpaid the amount to be paid to the Vendor, then the Purchaser shall forthwith pay the shortfall to the Vendor.

     The Purchaser shall submit a report to the Vendor with respect to the receivables collected each month and such written report (which may be in electronic form) shall be provided on or before the tenth day of the next following month. The Purchaser shall use its reasonable best efforts to collect the accounts receivable outstanding at the Closing Date, provided that the Purchaser shall not be required to incur additional costs other than for staff time for normal internal accounts receivable collection procedures. The Vendor shall have the right to assist the Purchaser in the collection process where an account receivable is outstanding after 45 days from date of invoice.

     In the event that during the 120 day period following the Closing Date the Purchaser has not collected $100,000.00 from the accounts receivable outstanding at the Closing Date, then the Purchaser shall assign to the Vendor the uncollected accounts receivable and the Vendor shall pay to the Purchaser the difference between the amount collected by the Purchaser with respect to the accounts receivable outstanding at the Closing Date and the $100,000.00.

     VENDOR'S TRADE CREDITORS. On the Closing Date the Vendor shall deliver to the Purchaser and Vendor's counsel an affidavit stating that the list attached to the affidavit includes a list of all trade creditors of the Vendor at the closing of business on March 1, 2001 (the "Trade Creditors").

     The Vendor shall pay the Trade Creditors the amount stipulated in the affidavit owing to each such Trade Creditor on or before April 30, 2001.

     On or before May 2, 2001, the Vendor shall deliver to the Purchaser and the Vendor's counsel a second affidavit confirming that all of the Trade Creditors have been paid the amount owing to each Trade Creditor as set forth in the first affidavit.

     In the event that the second affidavit is so delivered to the Purchaser, then the amount placed in escrow as provided by the closing documents shall be paid to the Vendor.

     In the event that the second affidavit is not so delivered, then the amount placed in escrow as provided in the closing documents shall be paid to the Trade Creditors in accordance with the amounts stated to be owing to each Trade Creditor in the first affidavit, provided that if an affidavit is so delivered and the affidavit shows some Trade Creditors have been paid and some have not, the Escrow Agent shall pay the amount the Trade Creditors as shown on Schedule
2.08 who have not been paid as shown in the affidavit, and the balance, together with accured interest shall be paid to the Vendor.

     The vendor and the purchaser shall execute an election pursuant to susection 167(1) of the Excise Tax (Canada) (the "ETA") in respect of the sale of the Purchased Assets contemplated herein. The Purchaser agrees to file that election with the Minister of National Revenue referred to under the ETA within the time prescribed by Subsection 167(1) of the ETA.

     The vendor and the purchaser shall execute an election pursuant to susection 22 of the Income Tax Act (Canada) (the "ITA") in respect of the sale of trade accounts receivable contemplated herein pursuant to which they shall designate in such election, as consideration for the accounts receivable, an amount equal to the portion of the Purchase Price allocated to such accounts pursuant to Section 2.03 hereof. The Purchaser agrees to file such elections in the manner and within the times prescribed for such purposes.

                               ASSUMED LIABILITIES

     1.08 SUPPORT OBLIGATIONS In consideration of the Vendor paying to the Purchaser on the Closing Date the sum of $508,700.00, the Purchaser shall assume and perform the Support Obligations of the Vendor to provide annual support for the Customers from the Closing Date until such time as the Support Obligations expire. In addition to the stated aforementioned sum, the Vendor shall pay to the Purchaser on account of Goods and Services Tax the amount of $35,609.00. Any subsequent renewals of the Support Obligations shall be made on a basis that the Vendor is not a party to the agreement and that each such renewal agreement is between each Customer and the Purchaser and each such agreement shall include an acknowledgement to such effect.

     OTHER OBLIGATIONS. The Purchaser shall, from and after the Closing Date, assume, perform and fulfil to the extent required thereunder all liabilities and obligations of the Vendor under all Contracts.

     SET-OFF UNDERTAKING. The Vendor and the Purchaser agree that the amount to be paid by the Vendor to the Purchaser pursuant to Section 3.01 shall be set-off against the amount to be paid by the Purchaser to the Vendor pursuant to Section 2.03.

                         REPRESENTATIONS AND WARRANTIES

     1.09 BY THE VENDOR. The Vendor represents and warrants to the Purchaser as follows and acknowledges that the Purchaser is relying upon the following representations and warranties in connection with its purchase of the Purchased
Assets:

     ORGANIZATION. The Vendor is incorporated and validly existing under the laws of the Province of Ontario and has the corporate power and capacity to carry on the Business as now being conducted by it, to enter into this Agreement and to perform its obligations hereunder.

     AUTHORIZATION AND EXECUTION. This Agreement and each of the agreements, contracts and instruments required by this Agreement to be delivered by the Vendor at the Closing has been duly authorized, executed and delivered by the Vendor and is a legal, valid and binding obligation of the Vendor, enforceable against the Vendor by the Purchaser in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction.

     OWNERSHIP OF PURCHASED ASSETS. Except as disclosed in Schedule 4.01(c), the Purchased Assets are owned by the Vendor with a good and marketable title thereto, free and clear of all Encumbrances and the Vendor is exclusively entitled to possess and dispose of the same.

     NO OTHER AGREEMENTS. No Person has any written or oral agreement, option, understanding or commitment, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement, option or commitment, whether directly or indirectly for the purchase or other acquisition from the Vendor of any of the Purchased Assets, other than in the ordinary course of the Business.

     NO CONTRAVENTION. Neither the entering into of this Agreement, the sale of the Purchased Assets nor the performance by the Vendor of any of its other obligations under this Agreement will contravene, breach or result in any default under the articles, by-laws, constating documents or other organizational documents of the Vendor.

     CONSENTS AND APPROVALS. Except as set out in Schedule 4.01(f), no authorization, consent or approval are required by the articles, by-laws, constating documents or other organizational documents of the Vendor or any Contract to which the Vendor is a party;

     INTELLECTUAL PROPERTY.

     The Vendor owns, or is licensed to use all Intellectual Property now used in or necessary for the conduct of the Business as carried on by the Vendor prior to the Closing Date. The Vendor has not transferred, assigned, or encumbered the Intellectual Property or its interest in any way, except for licenses granted in the normal course of business.

     To the best of the Vendor's knowledge, no Person is challenging, infringing on, or otherwise violating any Intellectual Property rights of the Vendor and no Person has instituted or threatened any proceeding or action against the Vendor alleging any infringement by the Vendor of the Intellectual Property of that Person.

     AGREEMENTS AND COMMITMENTS. Except as set out in Schedule 1.01(g) and except as disclosed in any other Schedule to this Agreement, the Vendor is not a party to or bound by any contract, agreement or commitment which materially adversely affects or could materially adversely affect the Business or its financial condition or any of its assets or is or could be materially burdensome to it.

     NO DEFAULT UNDER AGREEMENTS. The Vendor is not in material (with respect to which no notice has been received by the Vendor) default or breach of any contract, agreement, or other instrument relating to the Business to which it is a party or by which it may be bound (including the contracts, agreements, leases and other instruments referred to in any Schedule to this Agreement).

     LITIGATION. There are no actions, suits or proceedings (whether or not purportedly on behalf of the Vendor) in progress, pending or, to the best of the knowledge of the Vendor, threatened against or affecting, the Vendor in respect of the Business or the Purchased Assets at law or in equity, or before or by any federal, provincial, municipal or other governmental department, court, commission, board, bureau, agency or instrumentality, domestic or foreign, or by or before an arbitrator or arbitration board.

     EMPLOYEE MATTERS. The Vendor is not a party to nor is it bound by any contract with or commitment to any trade union, council of trade unions, employee barganing agent or affiliated barganing agent (collectively called "Labour Representatives") and the vendor has not conducted negotiations with respect to any such future contracts or commitments; no labour representaties hold barganing rights with respect to any employees of the vendor; no labour representatives have applies to have the vendor declared a related employer pursuant to the Labour Relations Act (Ontario) or similar legislation in other applicable jurisdictions; and there are no current or, to the best of the Vendor's knowledge, threatened attempts to organize or establish any trade union or employee association with respect to the Vendor.

     COMPLIANCE WITH LAWS. To the best of the knowledge and belief of the Vendor, the Vendor is conducting the Business in compliance with all applicable laws, regulations, by-laws and ordinances of each jurisdiction in which the Business is carried on except where the failure to do so would not have a material adverse effect on the Business.

     CUSTOMERS. Schedule 1.01(h) sets out all the Customers as at the date of this Agreement. Certain of the Customers listed in Schedule 1.01(h) may not
continue  to  be  customers   of  the   Business  as  a  result  of   government
restructuring.

     BY THE PURCHASER. The Purchaser represents and warrants to the Vendor as follows and acknowledges that the Vendor is relying upon the following representations and warranties in connection with its sale of the Purchased
Assets:

     ORGANIZATION. The Purchaser is incorporated and validly existing under the laws of Canada and has the corporate power and capacity to enter into this Agreement and to perform its obligations hereunder.

     AUTHORIZATION AND EXECUTION. This Agreement and each of the agreements, contracts and instruments required by this Agreement to be delivered by the Purchaser at the Closing has been duly authorized, executed and delivered by the Purchaser and is a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser by the Vendor in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction.

     NO CONTRAVENTION. Neither the entering into of this Agreement, the purchase of the Purchased Assets nor the performance by the Purchaser of any of its other obligations under this Agreement will contravene, breach or result in any default under the articles, by-laws, constating documents or other organizational documents of the Purchaser or under any agreement, other legally binding instrument, licence, permit, statute, regulation, order, judgment, decree or law to which it is a party or by which it may be bound.

     INVESTMENT CANADA. THE PURCHASER IS NOT A NON-CANADIAN FOR PURPOSES OF THE INVESTMENT CANADA ACT (Canada).

     1.10 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. To the extent that they have not been fully performed at or prior to the Time of Closing, the covenants, representations and warranties contained in this Agreement and in all certificates and documents delivered pursuant to or contemplated by this Agreement shall survive the Closing and shall continue for the applicable limitation period notwithstanding the Closing and notwithstanding any investigation made by or on behalf of the Purchaser, provided, however, that: the representations and warranties set out in sections 4.01(a), 4.01(b), 4.01(c), 4.01(d) and 4.02 shall survive the Closing for an indefinite period; the representations and warranties, other than those referred to in section 4.03(a), shall terminate at the expiration of two (2) years following the Closing Date; and no claim for breach of representation or warranty shall be valid unless the party against whom such claim is made has been given notice thereof on or before the thirtieth day after the date on which the applicable representation or warranty shall have terminated in accordance with the foregoing.

                            EMPLOYEES OF THE BUSINESS

     1.11 PURCHASER MAY OFFER EMPLOYMENT. The Employees of the Vendor that are responsible for the Business are listed in Schedule 1.01(i). The Purchaser shall have the right to offer employment to any or all Employees on terms and conditions of employment not dissimilar to the terms and conditions of employment for such Employees set forth in Schedule 1.01(i).

     The Purchaser and the Vendor agree to evaluate the Employees during the period prior to the Closing Date. The Purchaser shall be responsible for securing the employment of all Employees that it wishes to employ with effect from and after the Closing Date which are presently employed by the Vendor, on terms satisfactory to the Purchaser, but in any event not less than on substantially the same terms and conditions of employment (including compensation and benefits) as are currently enjoyed by such Employees. The Vendor shall remain solely responsible for all obligations to such transferring employees (the "Transferred Employees") that accept employment offers from the Purchaser for the period prior to such transfer to and including the Closing Date, other than obligations related to the termination or severance of any of such employees which is initiated after the Closing Date.

     The Purchaser shall be liable for and shall indemnify the Vendor from and against any and all obligations, claims or liabilities with respect to the Transferred Employees arising after the Closing Date and shall recognize the service of the Transferred Employees for all purposes including vacation and severance entitlement, employee benefits and pension (as further set out below), as if they had been employed by the Purchaser since their individual dates of hire by the Vendor, including any predecessor employer of the Business.

     It shall be a condition of Closing which the Vendor may waive that the Purchaser shall secure the employment of not less than four employees of the Vendor to ensure that the Purchaser is able to satisfy the Support Obligations.

     1.12 The Vendor covenants to pay to the Vendor's employees all wages and benefits to which these employees are entitled through to the Closing Date. The Purchaser shall assume and pay vacation pay accrued to the Transferred Employees through to the Closing Date and the Vendor shall provide to the Purchaser an adjustment to the Purchase Price on account of such liability assumed by the Purchaser.

     1.13 Without limiting the foregoing obligations to be undertaken by the Purchaser, on and effective as of the Closing Date, the Purchaser shall provide for the Transferred Employees remuneration being the equivalent of:

     (a) the Pension Plan for employees of the Vendor and the Canada Life Assurance Company Policy P.91180,
     (b) the Group Registered Retirement Savings Plan held under the Canada Life Assurance Policy 75441, and
     (c) Group Insurance Policy Number 87311 between The Canada Life Assurance Company and the Vendor. The Purchaser shall include the Transferred Employees and their eligible dependents and survivors in the Purchaser's group benefit insurance plans as of the Closing Date and such plans shall waive any pre-existing condition limitations.

                                    COVENANTS

ACCESS TO INFORMATION AND DUE DILIGENCE CONDITION

     Until the Closing Date, the Vendor will afford to the Purchaser and its officers, employees, accountants, counsel and other authorized representatives (but in any event not more than four individuals in the aggregate), upon prior notice and at reasonable times, full access to and the right to inspect, review, and make copies, as appropriate, of the books of the Vendor for the Business, contracts, commitments, and records that pertain to the MAS product line. The Vendor will also allow the Purchaser to view and inspect its assets and other physical properties used to conduct the Business and, with prior approval of the Vendor, at reasonable times to communicate with the members of the Vendor's management group and key employees responsible for the Business, and customers of the Business, for the sole purpose of evaluating the Business to determine if the Purchaser wishes to complete the proposed transaction. The Purchaser shall have until 5 o'clock in the afternoon on Thursday, March 1, 2001 to give to the Vendor written notice that it elects to terminate this Agreement, failing which the Purchaser shall have no further right to terminate this Agreement pursuant to this Section 6.01.

     With respect to communications with customers of the Business, The Purchaser agrees to conduct such communications in conjunction with designated staff of the Vendor.

     The Vendor agrees to provide to the Purchaser, prior to the Closing Date, copies of such financial statements for the Business as the Vendor has in its possession provided that the Vendor shall not be required to complete any additional work to satisfy the requirements of the Purchaser, other than to prepare summaries of some of the financial data for the Business. The Vendor will work with the Purchaser and request that the financial advisors of the Vendor provide to the Purchaser such additional information as the Purchaser may reasonably request provided that any costs therefore shall be for the account of the Purchaser.

     1.14 DELIVERY OF BOOKS AND RECORDS. The Vendor shall deliver to the Purchaser copies of all of the financial books and records and originals of all of the other books and records of, and relating to, the Business and the Purchased Assets at the Time of Closing.

     1.15 USE OF NAME. The Vendor agrees that, from and after the Closing Date, neither ther Vendor nor any of its associates or affiliates will use the names "Municipal Application Suite" or any similar words or any part thereof.

     1.16 CONDUCT OF BUSINESS. Without in any way limiting any other obligations of the Vendor hereunder, during the period from the date hereof to the Time of Closing, the Vendor shall operate the Business only in the ordinary course, consistent with past practice and, to the extent consistent with such operation, use its best efforts to preserve and promote for the Purchaser the goodwill of its business organization, including the services of its officers and employees, and its business relationships with customers, suppliers and others having business dealings with it.

     1.17 NEGATIVE COVENANT. Except as expressly provided in this Agreement or except with the prior written consent of the Purchaser, prior to the Time of Closing the Vendor shall not: transfer, lease, license, sell or otherwise dispose of any of the Purchased Assets, other than inventory in the ordinary course of the Business, at prices not less than prestated list prices of the Vendor; enter into any transaction or refrain from doing any action that, if effected before the date of this Agreement, would constitute a breach of any representation, warranty, covenant or other obligations of the Vendor contained herein.

     1.18 PURCHASER TO MAINTAIN BOOKS AND RECORDS OF VENDOR. The Purchaser agrees that it will preserve the books and records of the Business and the Purchased Assets received from the Vendor at the Time of Closing for a period of seven (7) years from the Closing Date. The Purchaser agrees to permit the Vendor or its authorized representatives reasonable access thereto in connection with the affairs of the Vendor relating to matters contained in the books and records. The Vendor agrees the Purchaser is not responsible or liable to the Vendor for or as a result of any accidental loss or destruction of or damage to any such books or records.

     1.19 COMMISSIONS, ETC The Vendor agrees to indemnify and save the Purchaser harmless from and against all Losses suffered or incurred by the Purchaser in respect of any commission or other remuneration payable or alleged to be payable to any broker, agent or other intermediary who purports to have acted for or on behalf of the Vendor with respect to this transaction.

     The Purchaser agrees to indemnify and save the Vendor harmless from and against all Losses suffered or incurred by the Vendor in respect of any commission or other remuneration payable or alleged to be payable to any broker, agent or other intermediary who purports to have acted for or on behalf of the Purchaser with respect to this transaction.

     1.20 CO-OPERATION. The parties shall cooperate fully in good faith with each other and their respective legal advisers, accountants and other representatives in connection with any steps required to be taken as part of their respective obligations under this Agreement.

                                   CONDITIONS

     CONDITIONS FOR THE BENEFIT OF THE PURCHASER. The obligation of the Purchaser to complete the purchase of the Purchased Assets pursuant to this Agreement is subject to the satisfaction of, or compliance with, at or prior to the Time of Closing, each of the following conditions (each of which is acknowledged to be for the exclusive benefit of the Purchaser):

     REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of the Vendor made in or pursuant to this Agreement shall be true and correct at the Time of Closing with the same force and effect as if made at and as of the Time of Closing; the covenants contained in this Agreement to be performed by the Vendor at or prior to the Time of Closing shall have been performed; the Vendor shall not be in breach of any agreement on its part contained in this Agreement; and the Purchaser shall have received a certificate confirming the foregoing, signed for and on behalf of the Vendor by a senior officer or director of the Vendor or other person acceptable to the Purchaser, in form and substance satisfactory to the Purchaser and the Purchaser's Counsel;

     CLOSING DOCUMENTS. All documents relating to the authorization and completion of the transaction contemplated by this Agreement and all actions and proceedings taken at or prior to the Time of Closing in connection with the performance by the Vendor of its obligations under this Agreement shall be satisfactory to the Purchaser and to the Purchaser's Counsel and the Purchaser shall have received copies of all such documents and evidence that all such actions and proceedings have been taken as it may reasonably request, all in form and substance satisfactory to the Purchaser and the Purchaser's Counsel;

     NO MATERIAL DAMAGE. No material damage by fire or other hazard to the whole or any material part of the Purchased Assets shall have occurred from the date hereof to the Time of Closing;

     NO ADVERSE MATERIAL CHANGE. There shall have be no material adverse change in the condition (financial or otherwise), assets, liabilities, operations, earnings, business or prospects of the Business from the date hereof to the Time of Closing;

     NO ACTION OR PROCEEDING. No action or proceeding shall be pending or threatened by any Person to restrain or prohibit: the purchase and sale of the Purchased Assets hereunder; or the Vendor from carrying on the Business as the Business is presently being carried on;

     NO ADVERSE LEGISLATION. No legislation (whether by statute, regulation, order-in-council, notice of ways and means motion, by-law or otherwise) shall have been enacted, introduced or tabled which, in the opinion of the Purchaser, adversely affects or may adversely affect the Business;

CONSENTS  AND  APPROVALS.

  the  consents  and approvals listed in Schedule  4.01(f);  and

     BULK SALES. The Vendor shall have no requirement to comply with the Bulk Sales Act (Ontario) or any similar legislation.

     LEGAL OPINION. The Vendor shall have delivered to the Purchaser opinions of Vendor's counsel in form acceptable to the Purchaser and Purchaser's Counsel;

     LEGAL MATTERS. All actions, proceedings, instruments and documents required to implement this Agreement, and all legal matters relating to the sale and purchase of the Purchased Assets, including title of the Vendor to the Purchased Assets, shall have been approved as to form and substance by Purchaser's Counsel, acting reasonably;

     CUSTOMER ANNOUNCEMENT. The Vendor and the Purchaser shall have agreed upon the method that the within sale and purchase shall be announced to the Customers and the text and method or methods of such announcement; and

     VENDOR ESCROW. The Vendor shall have entered into an escrow agreement with the Purchaser and McCarter Grespan Robson Beynon Thompson LLP with respect to the payment of the trade creditors of the Vendor in form and substance satisfactory to the Purchaser and the Purchaser's Counsel;

     LEASE. The Vendor shall have entered into a sub-lease with the Purchaser for space at 550 Parkside Drive, Unit B7, Waterloo, Ontario N2L 5V4 in form and substance satisfactory to the Purchaser and the Purchaser's Counsel; and

     VENDOR'S AFFIDAVIT. The Vendor shall have delivered to the Purchaser an affidavit confirming the trade creditors of the Vendor and the amount owing to each at the closing of business on March 1, 2001.

     If any of the conditions contained in this section 7.01 shall not be fulfilled or performed at or prior to the Time of Closing to the satisfaction of the Purchaser (acting reasonably), the Purchaser may, by notice to the Vendor, terminate this Agreement and the obligations of the Vendor and the Purchaser under this Agreement other than the obligations contained in sections 6.08,
11.01 and 11.02. Any condition may be waived in whole or in part by the Purchaser without prejudice to any claims it may have for breach of covenant, representation or warranty.

     CONDITIONS FOR THE BENEFIT OF THE VENDOR. The obligation of the Vendor to complete the sale of the Purchased Assets hereunder is subject to the satisfaction of, or compliance with, at or prior to the Time of Closing, each of the following conditions (each of which is acknowledged to be for the exclusive benefit of the Vendor):

     REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of the Purchaser made in or pursuant to this Agreement shall be true and correct at the Time of Closing with the same force and effect as if made at and as of the Time of Closing; the covenants contained in this Agreement to be performed by the Purchaser at or prior to the Time of Closing shall have been performed; the Purchaser shall not be in breach of any agreement on its part contained in this Agreement; and the Vendor shall have received a certificate confirming the foregoing, signed for and on behalf of the Purchaser by senior officers or directors of the Purchaser or other persons acceptable to the Vendor, in form and substance satisfactory to the Vendor and the Vendor's Counsel;

     CLOSING DOCUMENTS. All documents relating to the authorization and completion of the transaction contemplated by this Agreement and all actions and proceedings taken at or prior to the Time of Closing in connection with the performance by the Purchaser of its obligations under this Agreement shall be satisfactory to the Vendor and to the Vendor's Counsel and the Vendor shall have received copies of all such documents and evidence that all such actions and proceedings have been taken as it may reasonably request, in form and substance satisfactory to the Vendor and the Vendor's Counsel;

     NO ACTION OR PROCEEDING. No action or proceeding shall be pending or threatened by any Person to restrain or prohibit the purchase and sale of the Purchased Assets hereunder;

     LEGAL OPINION. The Purchaser shall have delivered to the Vendor opinions of Purchaser's Counsel in form acceptable to the Vendor and Vendor's Counsel;

     LEGAL MATTERS. All actions, proceedings, instruments and documents required to implement this Agreement, or instrumental thereto, shall have been approved as to form and legality by Vendor's Counsel, acting reasonably;

     CUSTOMER ANNOUNCEMENT. The Vendor and the Purchaser shall have agreed upon the method that the within sale and purchase shall be announced to the Customers and the text and method or methods of such announcement;

     EMPLOYEES. The Purchaser shall have entered into agreements with not less than four (4) Employees for the transfer of such Employees upon completion of the sale and purchase transaction on the Closing Date;

     VENDOR ESCROW. The Purchaser shall have entered into an escrow agreement with the Vendor and McCarter Grespan Robson Beynon Thompson LLP with respect to the payment of the trade creditors of the Vendor in form and substance satisfactory to the Vendor and the Vendor's Counsel; and

     LEASE. The Purchaser shall have entered into a sub-lease with the Vendor for space at 550 Parkside Drive, Unit B7, Waterloo, Ontario N2L 5V4 in form and substance satisfactory to the Purchaser and the Purchaser's Counsel; If any of the conditions contained in this section 7.02 shall not be fulfilled or performed at or prior to the Time of Closing to the satisfaction of the Vendor (acting reasonably), the Vendor may, by notice to the Purchaser, terminate this Agreement and the obligations of the Purchaser and the Vendor under this Agreement other than the obligations contained in sections 6.08, 11.01 and
11.02. Any condition may be waived in whole or in part by the Vendor without prejudice to any claims it may have for breach of covenant, representation or warranty.

                                     CLOSING

     PLACE AND TIME OF CLOSING. The Closing shall take place at the Time of Closing at the offices of the Vendor's counsel.

     DELIVERIES AT CLOSING. At the Closing, upon fulfillment of all the conditions which have not been waived in writing by the Purchaser or the Vendor, as the case may be, the Vendor shall deliver to the Purchaser all deeds, documents of title, conveyances, bills of sale, transfers, assignments, indentures, instruments and consents an any other documents necessary or desirable to effect the assignment, transfer and sale of the Purchased Assets to the Purchaser and such other documents as are required or contemplated to be delivered by the Vendor or the Vendor's Counsel pursuant to this Agreement. The Vendor shall deliver actual possession of the Purchased Assets to the Purchaser at the Time of Closing.

     At the Time of Closing, the Purchaser shall pay the Purchase Price in accordance with this Agreement and shall deliver such documents as are required or contemplated to be delivered by the Purchaser or the Purchaser's Counsel pursuant to this Agreement.

                                   INDEMNITIES

     1.21 INDEMNIFICATION BY THE VENDOR. The Vendor agrees to indemnify and save harmless the Purchaser from all Losses suffered or incurred by the Purchaser as a result of or arising directly or indirectly out of or in connection with any breach of a covenant, or any breach or inaccuracy of any representations or warranty of the Vendor contained in this Agreement or in any certificates or other documents delivered pursuant to or contemplated by this Agreement.

     1.22 INDEMNIFICATION BY THE PURCHASER. The Purchaser agrees to indemnify and save harmless the Vendor from all Losses suffered or incurred by the Vendor as a result of or arising directly or indirectly out of or in connection with any breach of a covenant, or any breach or inaccuracy of any representations or warranty of the Purchaser contained in this Agreement or in any certificates or other documents delivered pursuant to or contemplated by this Agreement.

     1.23 NOTICE OF CLAIM. A party (the "Indemnified Party") shall promptly give notice to the other party (the "Indemnifying Party") of any claim for indemnification pursuant to section 9.01 (a "Claim", which term shall include more than one Claim). The notice shall specify whether the Claim arises as a result of a claim by a Person against the Indemnified Party (a "Third Party Claim") or whether the Claim does not so arise (an "Original Claim"), and shall also specify with reasonable particularity (to the extent that the information is available): the factual basis for the Claim; and

     the amount of the Claim, or, if an amount is not then determinable, an approximate and reasonable estimate of the likely amount of the Claim.

     If, through the fault of the Indemnified Party, the Indemnifying Party does not receive notice of any Claim in time to contest effectively the determination of any liability susceptible of being contested, the Indemnifying Party shall be entitled to set off against the amount claimed by the Indemnified Party the amount of any Losses incurred by the Indemnifying Party resulting from the Indemnified Party's failure to give such notice on a timely basis.

     ORIGINAL CLAIMS. With respect to Original Claims, following receipt of notice from the Indemnified Party of an Original Claim, the Indemnifying Party shall have 30 days to make such investigation of the Original Claim as the Indemnifying Party considers necessary or desirable. For the purpose of such investigation, the Indemnified Party shall make available to the Indemnifying Party and its authorized representatives the information relied upon by the Indemnified Party to substantiate the Original Claim. If the Indemnified Party and the Indemnifying Party agree at or prior to the expiration of such 30 day period (or any mutually agreed upon extension thereof) to the validity and amount of the Original Claim, the Indemnifying Party shall immediately pay to the Indemnified Party the full agreed upon amount of the Original Claim.

     1.24 THIRD PARTY CLAIMS. With respect to any Third Party Claim, the Indemnifying Party shall have the right, at its own expense, to participate in or assume control of the negotiation, settlement or defence of the Third Party Claim and, in such event, the Indemnifying Party shall reimburse the Indemnified Party for all the Indemnified Party's out-of-pocket expenses as a result of the participation or assumption. If the Indemnifying Party elects to assume such control, the Indemnified Party shall cooperate with the Indemnifying Party, shall have the right to participate in the negotiation, settlement or defence of the Third Party Claim at its own expense and shall have the right to disagree on reasonable grounds with the selection and retention of counsel. If the
Indemnifying  Party  disagrees  on  reasonable  grounds  with the  selection  or retention of counsel, counsel satisfactory to the Indemnifying Party and the Indemnified Party shall be retained by the Indemnifying Party. If the Indemnifying Party, having elected to assume control thereafter fails to defend any the Third Party Claim within a reasonable time, the Indemnified Party shall be entitled to assume control and the Indemnifying Party shall be bound by the results obtained by the Indemnified Party with respect to the Third Party Claim.

     If any Third Party Claim is of such a nature that the Indemnified Party is required by applicable law to make a payment to any person (a "Third Party") with respect to the Third Party Claim before the completion or settlement negotiations or related legal proceedings, the Indemnified Party may make such payment and the Indemnifying Party shall, forthwith after demand by the Indemnified Party, reimburse the Indemnified Party for such payment. If the amount of any liability of the Indemnified Party under the Third Party Claim in respect of which the payment was made is, as finally determined, less than the amount that was paid by the Indemnifying Party to the Indemnified Party, the Indemnified Party shall, forthwith after receipt of the difference from the Third Party, pay the amount of such difference to the Indemnifying Party.

     1.25 SETTLEMENT OF THIRD PARTY CLAIMS. If the Indemnifying Party fails to assume control of the defence of any Third Party Claim, the Indemnified Party shall have the exclusive right to contest, settle or pay the amount claimed. Whether or not the Indemnifying Party assumes control of the negotiation, settlement or defence of any Third Party Claim, the Indemnifying Party shall not settle any Third Party Claim without the written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed; provided, however, that the liability of the Indemnifying Party shall be limited to the proposed settlement amount if any such consent is not obtained for any reason.

     1.26 CO-OPERATION. The Indemnified Party and the Indemnifying Party shall co-operate fully with each other with respect to Third Party Claims and shall keep each other fully advised with respect thereto (including supplying copies of all relevant documentation promptly as it becomes available).

     1.27 THRESHOLD AMOUNT. The Purchaser shall not be entitled to indemnification hereunder until the aggregate of all claims for indemnification made by the Purchaser hereunder, whether individually or collectively, exceeds $25,000.00, in which event, the Purchaser shall be indemnified for the full amount of such claims for indemnification to an aggregate amount not to exceed the Purchase Price paid by the Purchaser to the Vendor.

                                   ARBITRATION

     ARBITRATION. Any dispute between the parties concerning any matter arising under this Agreement shall be submitted to arbitration in accordence with the provisions of the Arbitrations Act (Ontario) and with the following provisions: the arbitration tribunal shall consist of one arbitrator appointed by mutual agreement of the parties, or in the event the parties are unable to agree upon an arbitrator within 10 days, any party may apply to a Judge of the Ontario Court (General Division) to appoint an arbitrator. The arbitrator shall be qualified by education and training to decide upon the matter in dispute and shall be arm's-length from the parties;

     The arbitrator shall be instructed that time is of the essence in proceeding with the determination of the dispute and, the arbitration award must be rendered as promptly as reasonably possible following the submission of such dispute to arbitration;

     The arbitration shall take place in the Regional Municipality of Waterloo;

     The arbitration award shall be given in writing and shall be final and binding on all parties, shall not be subject to any appeal and shall deal with the question of cost of the arbitration and all matters related thereto;

     Judgment upon the arbitration award rendered may be entered in any Court having jurisdiction, or, application may be made to such Court for a judicial recognition of the arbitration award or an order of enforcement thereof, as the case may be; and the law to be applied in connection with the arbitration will be the law applicable to this Agreement.

                                     GENERAL

     CONFIDENTIALITY. If the transaction contemplated by this Agreement is not completed, the Purchaser shall not, except as contemplated below, directly or indirectly use for its own purposes or communicate to any other Person any confidential information or data relating to the Vendor or to the Business which becomes known to the Purchaser, its accountants, legal advisers or representatives as a result of the Vendor making the same available in connection with the transaction contemplated hereby. The foregoing shall not prevent the Purchaser from disclosing or making available to its accountants, professional advisers and bankers and other lenders, whether current or prospective, any such information or data in connection with the transactions contemplated in this Agreement.

     1.28 PUBLIC NOTICES. No further press release or other announcement concerning the transaction contemplated by this Agreement shall be made by the Vendor or by the Purchaser without the prior written consent of the other (such consent not to be unreasonably withheld) provided, however, that any party may, without consent of the other, make such disclosure if it is required by any stock exchange on which any of the securities of such party or any of its Affiliates are listed or by any securities commission or other similar regulatory authority having jurisdiction over such party or any of its Affiliates, and if disclosure is required, the party making the disclosure shall use reasonable efforts to give prior oral or written notice to the other, and if prior notice is not possible, to give notice immediately following the making of such disclosure.

     1.29 EXPENSES. Each of the Vendor and the Purchaser shall be responsible for the expenses (including fees and expenses of legal advisers, accountants and other professional advisers) incurred by them, respectively, in connection with the negotiation and settlement of this Agreement and the completion of the transaction contemplated hereby.

     1.30 ENUREMENT AND ASSIGNMENT. This Agreement shall be binding upon and shall enure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns. The Purchaser may assign its rights under this Agreement in whole or in part to any other Person; provided, however, that any such assignment shall not relieve the Purchaser from any of its obligations hereunder. The Vendor shall not assign its rights or obligations hereunder without the prior written approval of the Purchaser.

     1.31 INVALIDITY OF PROVISIONS. Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof.

     1.32 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof. There are no warranties, conditions, or representations (including any that may be implied by statute) and there are no agreements in connection with such subject matter except as specifically set forth or referred to in this Agreement. No reliance is placed on any warranty, representation, opinion, advice or assertion of fact made by any party hereto or its directors, officers, employees or agents, to any other party hereto or its directors, officers, employees or agents, except to the extent that the same has been reduced to writing and included as a term of this Agreement. Accordingly, there shall be no liability, either in tort or in contract, assessed in relation to any such warranty, representation, opinion, advice or assertion of fact, except to the extent aforesaid.

     1.33 WAIVER, AMENDMENT. Except as expressly provided in this Agreement, no amendment or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Agreement shall constitute a waiver of any other provision nor shall any waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided.

     1.34 TIME OF ESSENCE. Time shall be of the essence of this Agreement.

     1.35 NOTICES. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be delivered in person, transmitted by telecopy or similar means of recorded electronic communication or sent by registered mail, charges prepaid, addressed as follows:

     if to the Vendor:       Ever America Corp.
                             550 Parkside Drive Unit B7
                             Waterloo, ON N2L 5V4
                             Attention: J. Paul Haynes President
                             Fax: (519) 747 4457

          With a copy to:    McCarter Grespan Robson Beynon
                             675 Riverbend Drive
                             Waterloo, Ontario  N2K 3S3
                             Attention:  Mr. Thomas D. Beynon
                             Fax:     (519) 742-1841

     if to the Purchaser:    USTI Canada Inc.
                             c/o United Systems Technology Inc.
                             1850 Crown Road Suite 1109
                             Dallas, TX  75234
                             Attention:  Thomas E. Gibbs CEO
                             Fax: (972) 402 9922

          With a copy to:    Cohen Highley
                             One London Place, 11th Floor
                             255 Queens Avenue
                             London, Ontario   N6A 5R8
                             Attention Frank A. Highley
                             Fax: (519) 672 5960

     Any such notice or other communication shall be deemed to have been given and received on the day on which it was delivered or transmitted (or, if such day is not a Business Day, on the next following Business Day) or, if mailed, on the third Business Day following the date of mailing; provided, however, that if at the time of mailing or within three Business Days thereafter there is or occurs a labour dispute or other event that might reasonably be expected to disrupt the delivery of documents by mail, any notice or other communication hereunder shall be delivered or transmitted by means of recorded electronic communication.

     Any party may at any time change its address for service from time to time by giving notice to the other parties in accordance with this section 11.09.

     1.36 FURTHER ASSURANCES. Each of the parties shall promptly do, make, execute, deliver, or cause to be done, made, executed or delivered, all such further acts, documents and things as the other party hereto may reasonably require from time to time for the purpose of giving effect to this Agreement and shall use reasonable efforts and take all such steps as may be reasonably within its power to implement to their full extent the provisions of this Agreement.

     1.37 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein. Each party hereby irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of the Province of Ontario and all courts competent to hear appeals therefrom.

     1.38 COUNTERPARTS. This Agreement and the various agreements called for by this Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement.

     1.39 FACSIMILE. This Agreement may be transmitted by facsimile or other electronic transmission and the reproduction of signatures will be deemed to be original and legally binding.

     1.40 SURVIVAL. The terms and conditions of this Agreement intended by their nature to survive the Closing of the sale and purchase of the Purchased Assets, shall survive the Closing and continue thereafter.

     IN WITNESS WHEREOF the parties hereto have executed this agreement.

                                   EVER AMERICA CORP.

                                   BY:  /S/ J. PAUL HAYNES
                                   NAME:   J. PAUL HAYNES
                                   TITLE:     PRESIDENT AND CEO


                                   USTI CANADA INC.

                                   BY:  /S/ THOMAS E. GIBBS
                                   NAME:   THOMAS E. GIBBS
                                   TITLE:     CHAIRMAN AND CEO

                                   BY:  /S/ RANDALL L. MCGEE
                                   NAME:   RANDALL L. MCGEE
                                   TITLE:     CFO